Exhibit 10.3

FORM OF

SAFENET, INC.

STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Option Agreement”) dated                          by and between SafeNet, Inc., a Delaware corporation (the “Corporation”), and                                          (the “Participant”) evidences the stock option (the “Option”) granted by the Corporation to the Participant as to the number of shares of the Corporation’s Common Stock, par value $0.001 per share, first set forth below.

Number of Shares of Common Stock:[1]	_________		Award Date:

Exercise Price per Share:[1]	$		Expiration Date:[1,2]

Vesting Commencement Date:	_______________

Type of Option (check one):	Nonqualified Stock Option	[ ]

	Incentive Stock Option	[ ]

Vesting [1,2] The Option shall become vested as to 25% of the total number of shares of Common Stock subject to the Option on the first anniversary of the Vesting Commencement Date. The remaining 75% of the total number of shares of Common Stock subject to the Option shall vest in 12 substantially equal quarterly installments, with the first installment vesting on the last day of the third month following the month in which the first anniversary of the Vesting Commencement Date occurs and an additional installment vesting on the last day of each of the 11 three-month periods thereafter.

The Option is granted under the SafeNet, Inc. Stock Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Stock Option Questions & Answers for the Plan, specifically acknowledges and agrees to Section 9 of the Terms, and agrees to maintain in confidence all information provided to him/her in connection with the Option.

“PARTICIPANT”	SAFENET, INC.,
a Delaware corporation

Signature

By:
Print Name
Its:

Address

City, State, Zip Code

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

[1]	Subject to adjustment under Section 7.3.1 of the Plan.
[2]	Subject to early termination under Section 5.6 or 7.3 of the Plan.

TERMS AND CONDITIONS OF STOCK OPTION

1.	Vesting; Limits on Exercise.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•

Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

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Minimum Exercise. No fewer than 100 shares of Common Stock (subject to adjustment under Section 7.3.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•

ISO Value Limit. If the Option is designated as an Incentive Stock Option (an “ISO”), as indicated on the cover page of this Option Agreement, and if the aggregate fair market value of the shares with respect to which ISOs (whether granted under the Option or otherwise) first become exercisable by the Participant in any calendar year exceeds $100,000, as measured on the applicable Award Dates, the limitations of Section 5.5.1 of the Plan shall apply and to such extent the Option will be rendered a Nonqualified Stock Option.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Affiliates, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Affiliate, interferes in any way with the right of the Corporation or any Affiliate at any time to terminate such employment or service, or affects the right of the Corporation or any Affiliate to increase or decrease the Participant’s other compensation.

3.	Exercise of Option.

3.1. Method of Exercise and Settlement Prior to IPO. The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•

an executed Exercise Agreement (stating the number of shares of Common Stock to be purchased pursuant to the Option) in substantially the form attached hereto as Exhibit A or such other form as the Administrator may require from time to time (the “Exercise Agreement”);

•	any written statements or agreements required pursuant to Section 7.5.1 of the Plan;

•	satisfaction of the tax withholding provisions of Section 7.6.1 of the Plan.

Notwithstanding any other provision herein or in the Plan, unless the Administrator otherwise provides, the Corporation shall settle the portion of the Option being exercised by making a cash payment to the Participant (the “Cash Payment”). The Cash Payment shall be made as soon as administratively practicable following the exercise of the Option (and in all events no later than the last day of the calendar year in which the Option is exercised) and shall be equal to (subject to applicable tax withholding) the product obtained by multiplying (a) the amount (if any) by which the Fair Market Value of the Common Stock at the time of exercise (as determined in accordance with the Plan) exceeds the Exercise Price of the shares subject to the Option by (b) the number of shares with respect to which the Option is being exercised.

3.2. Method of Exercise After IPO. The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•	an executed Exercise Agreement (stating the number of shares of Common Stock to be purchased pursuant to the Option);

•

payment in full for the Exercise Price of the shares to be purchased, in cash or by electronic funds transfer to the Corporation, or by certified or cashier’s check payable to the order of the Corporation subject to such specific procedures or directions as the Administrator may establish;

•	any written statements or agreements required pursuant to Section 7.5.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 7.6.1 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative specified below at or prior to the time of exercise. In which case, the Exercise Price and/or applicable withholding taxes, to the extent so authorized, may be paid in full or in part by delivery to the Corporation of:

•	shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the exercise date; and/or

•

if the Common Stock is then registered under the Exchange Act and listed or quoted on a recognized national securities exchange, irrevocable instructions to a broker to, upon exercise of the Option, promptly sell a sufficient number of shares of Common Stock acquired upon exercise of the Option and deliver to the Corporation the amount necessary to pay the Exercise Price (and, if applicable, the amount of any related tax withholding obligations); and/or

•	a note meeting the requirements of Section 5.3.3 of the Plan (or, in the case of tax loans, Section 7.6.2 of the Plan).

An Option will qualify as an ISO only if it meets all of the applicable requirements of the Code. If the Option is designated as an ISO, the Option may be rendered a Nonqualified Stock Option if the Administrator permits the use of one or more of the non-cash payment alternatives referenced above.

Notwithstanding any other provision herein or in the Plan, settlement of the Option in shares of Common Stock shall be subject to the Corporation’s obtaining any necessary consents required under any senior credit facility or other financing arrangement of the Corporation. If any such required consents are not obtained, then, unless the Administrator otherwise provides, the Corporation shall settle the portion of the Option being exercised by making Cash Payment. The Cash Payment shall be made as soon as administratively practicable following the exercise of the Option (and in all events no later than the last day of the calendar year in which the Option is exercised) and shall be equal to (subject to applicable tax withholding) the product obtained by multiplying (a) the amount (if any) by which the Fair Market Value of the Common Stock at the time of exercise (as determined in accordance with the Plan) exceeds the Exercise Price of the shares subject to the Option by (b) the number of shares with respect to which the Option is being exercised

4.	Early Termination of Option.

The Option, to the extent not previously exercised, and all other rights in respect thereof, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

•	the termination of the Participant’s employment or services as provided in Section 5.6 of the Plan, or

•	the termination of the Option pursuant to Section 7.3 of the Plan.

Notwithstanding any post-termination exercise period provided for herein or in the Plan, an Option will qualify as an ISO only if it is exercised within the applicable exercise periods for

ISOs under, and meets all of the other requirements of, the Code, If the Option is designated as an ISO and is not exercised within the applicable exercise periods for ISOs or does not meet such other requirements, the Option will be rendered a Nonqualified Stock Option.

5.	Non-Transferability and Other Restrictions.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 7.2 of the Plan.

6.	Notices.

Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address reflected or last reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 6.

7.	Plan.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Participant acknowledges having read and understood the Plan, the Stock Option Questions & Answers for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8.	Entire Agreement.

This Option Agreement (including these Terms and together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.	Satisfaction of All Rights to Equity.

The Option is in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Corporation or any of its Affiliates, or otherwise) to receive (1) stock options or stock awards with respect to the securities of the Corporation or any of its Affiliates, and/or (2) any other equity or derivative security in or with respect to the Corporation or any of its Affiliates. This Option Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters. The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Corporation or any of its Affiliates. The foregoing notwithstanding, this Section 9 shall not adversely affect the Participant’s rights under any prior stock option or stock award agreement under the Plan (provided such agreement is expressly labeled as a stock option or stock award agreement under the Plan and is similar in form to this Option Agreement) which has been signed by an authorized officer of the Corporation.

10.	Governing Law; Limited Rights; Severability.

10.1. Delaware Law; Construction. This Option Agreement and the Exercise Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder. The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan, this Option Agreement (including these Terms) and the Exercise Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

10.2. Limited Rights. The Participant has no rights as a stockholder of the Corporation with respect to the Option as set forth in Section 7.8 of the Plan. The Option does not place any limit on the corporate authority of the Corporation as set forth in Section 7.15 of the Plan.

10.3. Arbitration. Any controversy arising out of or relating to this Option Agreement (including these Terms), the Plan, and/or the Exercise Agreement, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Option, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Harford County, Maryland, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of applicable law as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Option Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that Corporation shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute.

10.4. Severability. If the arbitrator selected in accordance with Section 10.3 or a court of competent jurisdiction determines that any portion of this Option Agreement, the Plan, or the Exercise Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement, the Plan, or the Exercise Agreement, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement, the Plan, and the Exercise Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Option Agreement, the Plan, and/or the Exercise Agreement should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

10.5. Stockholder Approval. Notwithstanding anything else contained herein to the contrary, the Option and all rights of the Participant under this Option Agreement are subject to approval of the Plan by the Corporation’s stockholders (such approval to be obtained in accordance with the terms of the Plan, the Corporation’s Bylaws, and applicable law) within 12 months after the Effective Date of the Plan.

(Remainder of Page Intentionally Left Blank)

EXHIBIT A

SAFENET, INC.

STOCK INCENTIVE PLAN

OPTION EXERCISE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Stock Option Agreement dated as of                              (the “Option Agreement”) under the SafeNet, Inc. Stock Incentive Plan (the “Plan”), as follows:

•

the Purchaser hereby irrevocably elects to exercise the Option with respect to                              shares of Common Stock, par value $0.001 per share (the “Shares”), of SafeNet, Inc., a Delaware corporation (the “Corporation”), and

•	[such exercise shall be at the price of $ per share, for an aggregate amount of $ (subject to applicable withholding taxes pursuant to Section 7.6.1 of the Plan).] [Include if exercise is after IPO]

Capitalized terms are defined in the Plan if not defined herein.

1. Settlement of Option. If the Option is being exercised prior to the Public Offering Date, the Option shall be settled in cash as provided in Section 3.1 of the Option Agreement, no Shares shall be issued to the Purchaser with respect to such exercise, and Sections 2, 3 and 6 of this Exercise Agreement shall not apply. If the Option is being exercised on or after the Public Offering Date, the Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to:

.

2. Limitation on Disposition and Other Restrictions. The Shares are subject to and the Purchaser hereby agrees to the following terms and conditions of the sale of the Shares to the Purchaser:

•	any transfer of the Shares must comply with the restrictions on transfer set forth in Section 7.2 of the Plan and all applicable laws as set forth in Section 7.5 of the Plan; and

•

as a condition to any otherwise permitted transfer of the Shares, the Corporation may require the transferee to execute a written agreement, in a form acceptable to the Administrator, that the transferee acknowledges and agrees to the foregoing terms and restrictions imposed on the Shares.

4. Plan and Option Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement (including the Terms), both of which are incorporated herein

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by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein (including the Terms and the Stock Option Questions & Answers for the Plan) and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them. Any controversy or claim arising out of or relating to this Exercise Agreement shall be submitted to arbitration in accordance with Section 10.3 of the Terms, and Delaware law shall apply as provided in Section 10.1 of the Terms.

5. Entire Agreement. This Exercise Agreement, the Option Agreement (including the Terms), and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, the Option Agreement and this Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Option Agreement in writing to the extent such waiver does not adversely affect the interests of the Purchaser hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

6. Notice of Sale of ISO Shares. If the Shares are being acquired upon exercise of an Option intended to qualify as an Incentive Stock Option, the Purchaser agrees that, upon any sale or other transfer of the Shares within either one year of the date that they are acquired by the Purchaser or two years after the Award Date set forth in the Option Agreement, the Purchaser shall provide the notice required under Section 5.5.3 of the Plan.

“PURCHASER”	ACCEPTED BY: SAFENET, INC.,
a Delaware corporation
Signature

By:
Print Name	Its:

(To be completed by the corporation after the price (including applicable withholding taxes), value (if applicable) and receipt of funds is verified.)
Date

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